UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

AVRA INC.

(Exact name of registrant as specified in charter)

Nevada	333-182130	36-4789798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

Plaza Compostela 4D2, Av. John F Kennedy, Ensanche Paraiso, Santo Domingo, Dominican Republic.	10126
(Address of principal executive offices)	(Zip Code)

1-855-290-3195

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2019, the Company received a stamped copy from the State of Nevada of a Certificate of Change amending its Articles of Incorporation so that each two hundred (200) shares of common stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the "Reverse Stock Split"). The Reverse Stock Split was approved by the majority shareholder holding 55.73% of the issued and outstanding common stock of the Company and by the board of directors through unanimous written consent on January 10, 2019. No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be rounded up to the next whole share of common stock.

Item 8.01      Other Events

On March 25, 2019 the Company filed with FINRA a Reverse Split so that each two hundred (200) shares of common stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock. It is anticipated that the effective date for the Reverse Split will on or about April 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA INC.

DATED: March 27, 2019	By:	/s/ Stephen Shepherd
Stephen Shepherd